Exhibit 10.1

SILICON GRAPHICS, INC.

AMENDED AND RESTATED

1985 STOCK INCENTIVE PROGRAM

1.             Purposes of the Program.  The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company’s business.

Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Code” means the Internal Revenue Code of 1986 as amended from time to time and any successor thereto.

(c)           “Committee” means the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Program.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Program shall be exercised by the Board.

(d)           “Common Stock” shall mean the Common Stock of the Company.

(e)           “Company” shall mean Silicon Graphics, Inc., a Delaware corporation, or any successor corporation.

(f)            “Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, provided the term Consultant shall not include directors who are not compensated for their services or are paid only a director’s fee by the Company.

(g)           “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.  Moreover, in the case of Incentive Stock Options granted after the effective date of the restatement of this Program, and for Nonstatutory Stock Options, Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or successors.

(h)           “Director” means a member of the Board.

(i)            “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means as of any date, unless otherwise determined by the Board or Committee in good faith, the closing sales price for such Common Stock as quoted on the New York Stock Exchange for the date the Option is granted (or if there are no sales on such date, then on the last preceding business day on which there were sales), or, if the Common Stock is not listed on the New York Stock Exchange, then (i) the last sales price per share of Common Stock as reported by NASDAQ (or successor system) or by the Wall Street Journal for such date, (or if there are no sales on such date, then on the last preceding business day on which there were sales); or (ii) if the Common Stock is listed on any other stock exchange, the closing sales price for such Common Stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date, then on the last preceding business day on which there were sales); or (iii) the fair market value thereof, as determined in any other manner adopted in good faith by the Board.

(l)            “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m)          “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(n)           “Option” shall mean a stock option granted pursuant to the Program.

(o)           “Optioned Stock” shall mean the Common Stock subject to an Option.

(p)           “Optionee” shall mean an Employee or Consultant who receives an Option.

(q)           “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)            “Program” shall mean this 1985 Stock Incentive Program.

(s)           “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

In addition, the terms “Tax Date” and “Insiders” shall have the meanings set forth in Section 10.

3.             Stock Subject to the Program.  Subject to the provisions of Section 11 of the Program, the maximum aggregate number of shares under the Program is 5,500,000 shares of Common Stock.  The shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, then such shares of Common Stock shall, unless the Program shall have been terminated, become available for future grant or sale under the Program.  Notwithstanding the above, however, if shares of Common Stock are issued upon exercise of an Option and later repurchased by the Company, such shares of Common Stock shall not become available for future grant or sale under the Program.

4.             Administration of the Program.

(a)           Procedure.  The Program shall be administered by (i) the Board, if the Board may administer the Program in compliance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto (“Rule 16b-3”), with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan, or (ii) a Committee designated by the Board to administer the Program, which Committee shall be constructed to permit the Program to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Program, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

(b)           Authority.  Subject to the general purposes, terms, and conditions of the Program and to the direction of the Board, the Committee, if there be one, shall have full power to implement and carry out the Program including, but not limited to, the following:

(i)            to select the officers, Consultants and other key Employees of the Company and its Subsidiaries to whom Options may from time to time be granted hereunder;

(ii)           to determine whether and to what extent Options are granted hereunder;

(iii)          to determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

(iv)          to approve forms of agreement for use under the Program;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Program, of any Option granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting or exercise acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(vi)          to determine the form of payment that will be acceptable consideration for exercise of an Option granted under the program;

(vii)         to determine whether, to what extent and under what circumstances Common Stock under this Program shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(viii)        to determine the Fair Market Value of the Common Stock; and

(ix)           to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

The Committee shall have the authority to construe and interpret the Program, to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously made by the Committee, to prescribe, amend and rescind rules and regulations relating to the Program, and to make all other determinations necessary or advisable for the administration of the Program.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

5.             Eligibility.

(a)           Any Employee or Consultant of the Company or a subsidiary whom the Committee deems to have the potential to contribute to the future success of the Company shall be eligible to receive Options under the Program; provided, however, that Incentive Stock Options may be granted only to Employees.

(b)           Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate fair market value of the shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceed $100,000, such Options shall be treated as Nonstatutory Stock Options.

(c)           For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option with respect to such shares is granted.

(d)           The Program shall not confer upon any participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time.

6.             Term of Program.  The restatement of the Program shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the stockholders of the Company as described in Section 17 of the Program.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Program.

7.             Option Exercise Price and Consideration of Shares.

(a)           The per share exercise price for the shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, and may be less than, equal to or greater than the fair market value of the Common Stock on the date the Option is granted; provided that in no event shall the exercise price of an Incentive Stock Option be less than 100% of the fair market value per share on the date of grant.  In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(b)           The Option price, which shall be determined by the Committee, in the case of an Incentive Stock Option shall in no event be less than one hundred percent

(100%) of the Fair Market Value of the Common Stock at the time the Option is granted.  The Option agreement shall specify the number of shares of Common Stock to which it pertains.

(c)           The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, other shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under applicable state corporation law; provided, however, that for Incentive Stock Options granted prior to the effective date of the restatement of this Program, no optionee shall be entitled to pay for shares to be issued upon exercise of such Incentive Stock Options by exchanging shares of the Company which were previously acquired as “statutory option stock,” as that term is defined in Section 424 of the Code, until the applicable holding period, as prescribed by the Code, has been satisfied.  In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

8.             Options.

(a)           Term of Option.  The Committee, in its discretion, may grant options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options.  The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the stock option agreement.  However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the stock option agreement.

(b)           Exercise of Option.

(i)            Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Incentive Stock Option, to the same Optionee to purchase stock of the Company or any Subsidiary, or any predecessor corporation of such corporations.  For purposes of this provision, an incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.  Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(c) of the Program.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Program.

Exercise of an Option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of shares as to which the Option is exercised.

(ii)           Termination of Status as an Employee or Consultant.  In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant, such Optionee may, but only within such period of time not exceeding three (3) months, as is determined by the Board, after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination.  To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate and any unexercised shares shall be returned to the Program.

(iii)          Disability of Optionee.  Notwithstanding the provisions of Section 8(b)(ii) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant, as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code, “Disability”), he or she may, but only within one (1) year from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination.  To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(iv)          Death of Optionee.  Unless otherwise set forth in the Option Agreement, in the event of the death of an Optionee:

(A)          during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he or she was entitled to exercise it at the date of death; or

(B)           within three (3) months after the termination of Continuous Status as an Employee or Consultant for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(c)           Rule 16b-3.  Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemptions of the Exchange Act with respect to Program transactions.

9.             Transferability of Options and Rights.  Unless otherwise determined by the Committee to the contrary, Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  The Committee may, in the manner established by the Committee, provide for the transfer, without payment of consideration, of an Option or Right by the Optionee to the Optionee’s “immediate family”.  In such case, the Option or Right will be exercisable only by such transferee.  Following a transfer, any such Options or Rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.  For purposes of this Section 9, the Optionee’s “immediate family” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.  A transfer under a domestic relations order in settlement of marital property rights is not a prohibited transfer for value.

10.           Stock Withholding to Satisfy Withholding Tax Obligations.  When a participant incurs tax liability in connection with the exercise of an Option which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount required to be withheld determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by a participant to have shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i)            the election must be made on or prior to the applicable Tax Date;

(ii)           once made, the election shall be irrevocable as to the particular shares as to which the election is made;

(iii)          all elections shall be subject to the consent or disapproval of the Committee;

(iv)          if the participant is an executive officer or Director of the Company or other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act (collectively “Insiders”), the election may not be made within six months of the date of grant of the Option; provided, however, that this limitation shall not apply in the event that death or Disability of the participant occurs prior to the expiration of the six-month period; and

(v)           if the participant is an Insider, the election must be made either six months prior to the Tax Date (as determined in accordance with Section 83 of the Code, as amended) or in the 10-day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales or earnings.

In the event the election to have shares withheld is made by a participant who is an Insider and the Tax Date is deferred because no election is filed under Section 83(b) of the Code, as amended, the participant shall receive the full number of shares with respect to which the exercise occurs, but such participant shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

11.           Adjustments Upon Changes in Capitalization or Merger.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the shares subject to the Option, including as to shares as to which the Option would not otherwise be exercisable.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including shares as to which the Option would not otherwise be exercisable.  If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

12.           Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date on which the Board or Committee makes the determination granting such Option.  Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.           Amendment and Termination of the Program.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or discontinue the Program, but no amendment, alteration, suspension or discontinuation shall be made which would impair the right of any participant under any grant theretofore made, without his or her consent.  In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the

Code (or any applicable law or regulation), the Company shall obtain stockholder approval of any Program amendment in such a manner and to such a degree as required.

(b)           Effect of Amendment or Termination.  Any such amendment or termination of the Program shall not affect Options already granted and such Options shall remain in full force and effect as if this Program had not been amended or terminated, unless mutually agreed otherwise between the participant and the Board, which agreement must be in writing and signed by the participant and the Company.

14.           Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

15.           Reservation of Shares.  The Company, during the term of this Program, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Program.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

16.           Option Agreements.  Options shall be evidenced by an Incentive Stock Option Agreement, in the form attached hereto as Exhibit A, and by a Nonstatutory Stock Option Agreement, in the form attached hereto as Exhibit B.  Such agreements shall be subject to amendment from time to time as shall be determined by the Board or the Committee.

17.           Stockholder Approval.  Continuance of the Program shall be subject to approval by the stockholders of the Company within twelve months before or after (a) the date the Program is adopted and, (b) the date a restatement of the Program requiring stockholder approval pursuant to applicable state and federal law is adopted.  Such stockholder approval and approval for any amendment to the Program requiring stockholder approval pursuant to Section 13 of the Program, shall be obtained in the degree and manner required under the applicable state and federal law.

18.           Information to Optionees.  The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, such information and reports, if any, as are required to be provided by applicable securities and tax laws and regulations.